                                                                     Exhibit 4.5


                          FOURTH SUPPLEMENTAL INDENTURE
                          -----------------------------

                  THIS FOURTH SUPPLEMENTAL INDENTURE is entered into as of April 22, 2004, by and between Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), and National City Bank, a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee").

                  WHEREAS, the parties entered into the Indenture dated as of May 1, 1994 (as supplemented by a First Supplemental Indenture dated as of May 10, 1995, by a Second Supplemental Indenture dated July 18, 2003, and by a Third Supplemental Indenture dated January 23, 2004, the "Indenture"), relating to the Company's senior debt securities;

                  WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 901 of the Indenture, in the execution of this Fourth Supplemental Indenture to include the Company's $250,000,000 principal amount 5.25% Notes Due 2011 in the definition of Designated Securities such that the covenant in Section 1015 of the Indenture will inure to their benefit;

                  WHEREAS, the Company and the Trustee are authorized to enter into this Fourth Supplemental Indenture; and

                  NOW, THEREFORE, the Company and the Trustee agree as follows:

                           Section 1. Relation to Indenture. This Fourth Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

                           Section 2. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                  "Designated Securities" means the Company's $300,000,000 principal amount of 4.625% Notes Due 2010, the Company's $275,000,000 principal amount of 3.875% Notes Due 2009, and the Company's $250,000,000 principal amount of 5.25% Notes Due 2011.

                           Section 3. Counterparts. This Fourth Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                           Section 4. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                           Section 5. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the third recital as it appears as it applies to the Trustee)

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         as such recitals shall be taken as statements of the Company, or the validity of the execution by the Company of this Fourth Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                              DEVELOPERS DIVERSIFIED REALTY
                                     CORPORATION


  /s/  Joan U. Allgood
----------------------
Name:  Joan U. Allgood               By: /s/ David M Jacobstein
Title:  Secretary                        --------------------------------------
                                         Name:  David M. Jacobstein
                                         Title: President and Chief Operating
                                                Officer


Attest:                              NATIONAL CITY BANK, as Trustee



/s/ Holly Patterson                  By: /s/ James Schultz
----------------------                   --------------------------------------
Title:  Vice President                 Name:  James Schultz
                                       Title: Vice President

STATE OF OHIO      )
                   )     SS:
COUNTY OF CUYAHOGA )

                  On the 22nd day of April, 2004, before me personally came David M. Jacobstein, to me known, who, being by me duly sworn, did depose and say that he resides at Beachwood, Ohio, that he is the President of DEVELOPERS DIVERSIFIED REALTY CORPORATION, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]

                                         /s/ Catherine B. Kletecka
                                         --------------------------------------
                                         Notary Public
                                         COMMISSION EXPIRES





STATE OF OHIO      )
                   )     SS:
COUNTY OF CUYAHOGA )

                  On the 22nd day of April, 2004, before me personally came, to me known, who, being by me duly sworn, did depose and say that he resides at Lakewood, Ohio, that he is the Vice President of NATIONAL CITY BANK, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]

                                         /s/ Angela D. Deabvearr
                                         --------------------------------------
                                         Notary Public
                                         COMMISSION EXPIRES


SOLICITORS, 35160, 00095, 100545346.1, Exhibit 4.7 Fourth Supplemental Indenture




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